UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec. 240.14a-12

ARC Document Solutions, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO THE PROXY STATEMENT FOR
THE SPECIAL MEETING OF STOCKHOLDERS OF ARC DOCUMENT SOLUTIONS, INC.
TO BE HELD ON NOVEMBER 21, 2024

As previously disclosed in the Current Report on Form 8-K filed by ARC Document Solutions, Inc., a Delaware corporation (the “Company” or “ARC”), on August 28, 2024, the Company entered into an Agreement and Plan of Merger, dated as of August 27, 2024 (such agreement, as amended by Amendment No. 1 to the Merger Agreement, dated September 10, 2024, by and among the Company and the Buyer Parties (as defined below), the “Merger Agreement”) with TechPrint Holdings, LLC, a Delaware limited liability company (“Parent”), and TechPrint Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub” and together with Parent, the “Buyer Parties”), providing for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). On September 11, 2024, the Company filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement, an amended version of which was filed with the SEC on October 4, 2024 (as amended, the “Preliminary Proxy Statement”). On October 16, 2024, the Company filed a definitive proxy statement (the “Definitive Proxy Statement”) with respect to the special meeting of the Company’s stockholders scheduled to be held on November 21, 2024 at 10:00 a.m. Pacific Time in connection with the Merger (the “Special Meeting”).

Stockholder Litigation and Demand Letters Related to the Merger

Following the announcement of the execution of the Merger Agreement, two lawsuits have been filed in the Supreme Court of the State of New York by purported stockholders of the Company, each naming the Company and the members of its board of directors as defendants (the “Complaints”). The Complaints claim that the Definitive Proxy Statement is materially incomplete, deficient and misleading in violation of New York common law. In particular, the Complaints generally allege that the Definitive Proxy Statement contains materially misleading and incomplete information concerning, among other things: (i) the Company’s financial projections, including the financial projections prepared by AlixPartners, LLP (“AlixPartners”) with assistance and significant input from the Company’s management team, (ii) the financial analysis of William Blair & Company, L.L.C. (“William Blair”), financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Merger, and (iii) the sale process leading up to the proposed transaction, including alleged potential conflicts of interest involving AlixPartners and K&L Gates LLP.  The Complaints also seek to enjoin the transaction, rescind the transaction should it be consummated or an award of damages if the transaction is consummated, and an award of fees and expenses.

The Company has also received correspondence from law firms claiming to represent purported stockholders, who have threatened litigation, requested production of books and records concerning the Merger, and/or made other demands relating to the Merger, including that additional disclosures be provided (the “Litigation Matters”). The Company cannot predict whether any of such demands or threats will result in litigation, whether additional demands or litigation may materialize, or the outcome of any such litigation relating to the Merger. If additional similar complaints are filed or additional demands are received, absent new or materially different allegations, the Company will not necessarily disclose them.

The Company and other named defendants in the Complaints deny that they have violated any laws or breached any duties to the Company’s stockholders, and the Company denies all allegations in the Litigation Matters. The Company believes that no supplemental disclosure to the Definitive Proxy Statement was or is required under any applicable law, rule or regulation. However, solely to eliminate the burden and expense of litigation, to moot plaintiffs’ disclosure claims, and to avoid potential delay or disruption to the Merger, the Company has determined to voluntarily supplement the Definitive Proxy Statement with the below disclosure. The Company believes that the disclosures set forth in the Definitive Proxy Statement comply fully with applicable law and nothing in the below supplemental disclosure or otherwise shall be deemed an admission of the legal necessity or materiality under applicable law of any of the disclosures set forth herein.

These supplemental disclosures will not change the consideration to be paid to the Company’s stockholders in connection with the Merger or the timing of the Special Meeting. The ARC Board (excluding Mr. Suriyakumar) continues to recommend that you vote “FOR” the proposals to be voted on at the Special Meeting described in the Definitive Proxy Statement.

Supplemental Disclosures to the Definitive Proxy Statement

The following supplemental disclosures should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement. For clarity, new text within restated paragraphs from the Definitive Proxy Statement is indicated below by bold, underlined text and deleted text within restated paragraphs from the Definitive Proxy Statement is indicated below by ~~strikethrough text~~.

1.
The disclosure under the heading entitled “Summary Term Sheet” is hereby amended by amending and restating the first bullet under the section “Special Factors” on Page 5 of the Definitive Proxy Statement, as follows:

Litigation Relating to the Merger. ~~As of the date of this proxy statement, there are no pending lawsuits challenging the Merger. However, potential plaintiffs may file lawsuits challenging the Merger and the outcome of any future litigation is uncertain.~~ Since the public announcement of the Merger, two lawsuits have been filed related to the Merger. On October 31, 2024, an action captioned Catherine Coffman v. ARC Document Solutions, Inc. et al., Case No. 655788/2024 and an action captioned Susan Finger v. ARC Document Solutions, Inc. et al., Case No. 655791/2024 were filed in the Supreme Court of the State of New York. The lawsuits allege, among other things, that the definitive proxy statement filed by ARC on October 16, 2024, misrepresents and/or omits certain purportedly material information in violation of the New York state common law. The Complaints also seek to enjoin the transaction, rescind the transaction should it be consummated or an award of damages if the transaction is consummated, and an award of fees and expenses. Additionally, attorneys representing several purported stockholders of ARC have sent demand letters to ARC alleging similar insufficiencies in the preliminary proxy statement filed by ARC on September 11, 2024, and the definitive proxy statement filed by ARC on October 16, 2024. ARC has also received two demands under Section 220 of the DGCL requesting certain books and records of ARC relating to the Merger. ARC has also received two demands under Section 220 of the DGCL requesting certain books and records of ARC relating to the Merger. It is possible that additional complaints may be filed, and that additional demand letters may be received by ARC in connection with the Merger, and the outcome of any current or future litigation is uncertain. For a further description of litigation relating to the Merger, see “Special Factors—Litigation Relating to the Merger.”

2.	The disclosure under the heading entitled “Background of the Merger” is hereby amended and supplemented by adding the text below to the first partial paragraph on page 21, as follows:

As of November 8, 2024, the Special Committee has not been disbanded.

3.	The disclosure under the heading entitled “Background of the Merger” is hereby amended and supplemented by adding the text below to the first full paragraph on page 21, as follows:

K&L Gates had not represented ARC or Mr. Suriyakumar in the two years prior to the date of its engagement by the Special Committee.

4.	The disclosure under the heading entitled “Background of the Merger” is hereby amended and supplemented by adding the text below to the first full paragraph on page 22, as follows:

K&L Gates had not represented any of the members of the Acquisition Group in the two years prior to the date of its engagement by the Special Committee.

5.	The disclosure under the heading “Special Factors” is hereby amended and supplemented by adding the text below to the sixth full paragraph on Page 26 of the Definitive Proxy Statement, as follows:

During the month of July, at the direction of the Special Committee, representatives of William Blair had discussions with a number of the identified potential strategic buyers and financial sponsors and sent non-disclosure agreements to those parties that expressed interest in continuing to evaluate a possible transaction involving the Company. William Blair engaged with 22 potential bidders, 19 of which were the group of strategic buyers and financial sponsors identified by William Blair and three of which were inbound expressions of interest from third parties not part of such identified group. A total of seven of these 22 potential bidders executed non-disclosure agreements and accessed the VDR (these seven potential bidders are hereinafter referred to as “Party A,” “Party B,” “Party C,” “Party D,” “Party E,” “Party F,” and “Party G”). All of the non-disclosure agreements entered into with these potential bidders were substantially similar and contained customary standstill provisions (including “don’t-ask don’t-waive” provisions) (“Standstill Restrictions”). Each of the non-disclosure agreements provided that such Standstill Restrictions automatically cease to apply for the period beginning on the date of public announcement by the Company that it has entered into an agreement, arrangement or understanding providing for a merger, consolidation or business combination involving the Company or certain other alternative transactions, and ending on the earlier of (i) the approval of such agreement, arrangement or understanding by the Company’s stockholders and (ii) the termination of such agreement, arrangement or understanding.

6.
The disclosure under the heading “Special Factors” in the section is hereby amended and supplemented by adding the text below to the fifth paragraph that begins on Page 34 of the Definitive Proxy Statement, as follows:

Following these Special Committee and ARC Board meetings, on the evening of August 27, 2024, representatives of WilmerHale, K&L Gates and Loeb & Loeb held a telephonic meeting to discuss the process and timing for execution and delivery of the Merger Agreement and related transaction documents. Following such meeting, the parties executed the Merger Agreement and related definitive documentation. There were no discussions between any member of the Acquisition Group and any director or executive officer of ARC regarding potential employment arrangements or post-close compensation at any time prior to the execution of the Merger Agreement.

7.
The disclosure under the heading “Special Factors” is hereby amended and supplemented by adding the text below to the second bullet that begins on Page 38 of the Definitive Proxy Statement, as follows:

Independent Advisors. The Special Committee retained and received the advice of William Blair (its own independent financial advisor) and K&L Gates LLP (its own independent legal advisor). The Special Committee also engaged AlixPartners to assist in the preparation of the Projections. Prior to engaging each of AlixPartners and K&L Gates LLP, the Special Committee received confirmation that each advisor had no conflicts of interest involving ARC or the Acquisition Group. Prior to engaging William Blair, the Special Committee received confirmation that William Blair and its affiliates have not performed any financial advisory or other services to ARC, Mr. Suriyakumar or their respective related parties or affiliates in the preceding two years. For the definition of, and more information on, the Projections, see the section of this proxy statement captioned “Special Factors—Certain Unaudited Prospective Financial Information”.

8.
The disclosure under the heading entitled “Opinion of the Special Committee’s Financial Advisor” is hereby amended by amending and supplementing the table under the section “Selected Public Companies Analysis” on Page 44 of the Definitive Proxy Statement, as follows:

Company	Equity Value (millions)	Enterprise Value (millions)	Enterprise Value/CY 2024E Adjusted EBITDA	Enterprise Value/CY 2025E Adjusted EBITDA
Cimpress plc	$2,438	$3,870	8.0x	7.4x
Transcontinental Inc.	$1,103	$1,787	5.1x	5.0x
The ODP Corporation	$1,030	$1,062	2.9x	2.5x
Deluxe Corporation	$931	$2,476	6.1x	5.8x
Ennis, Inc.	$612	$488	6.1x	N/A
Quad/Graphics, Inc.	$254	$786	3.3x	3.3x

9.	The disclosure under the heading entitled “Certain Unaudited Prospective Financial Information” is hereby amended and supplemented by adding the additional rows to table below on page 60, as follows:

	Fiscal 2024 ($ in millions)	Fiscal 2025 ($ in millions)	Fiscal 2026 ($ in millions)
Total Net Revenue	$285	$285	$289
% YoY Growth	1.2%	0.2%	1.1%
Gross Profit	$94	$94	$94
% Margin(1)	33.2%	32.8%	32.6%
Adjusted EBITDA~~(1)~~(2)	$37	$36	$37
% Margin(3)	12.8%	12.7%	12.7%
(-) Depreciation and Amortization	$(16)	$(16)	$(16)
(-) Stock-Based Compensation	$(3)	$(3)	$(3)
Income Before Interest and Taxes	$18	$18	$18
% Margin(4)	6.2%	6.1%	6.2%
(-) Interest Expense	$(1)	$(1)	$(1)
Income Before Taxes	$16	$16	$17
% Margin(5)	5.8%	5.7%	5.8%
(-) Taxes at Effective Rate~~(2)~~(6)	$(5)	$(5)	$(5)
Net Income Attributable to ARC Stockholders	$12	$12	$12
% Margin(7)	4.1%	4.0%	4.1%

	Fiscal 2024 ($ in millions)	Fiscal 2025 ($ in millions)	Fiscal 2026 ($ in millions)
Supplemental Information
Capital Expenditures	$11	$9	$9
Payments on Finance Leases	$ 9	$8	$8
Increase / (Decrease) in Net Working Capital	$ 1	$0	$0

(1)	Gross margin represents gross profit divided by total revenue.
~~(1)~~(2)
Adjusted EBITDA is a non-GAAP financial measure calculated as net income attributable to ARC stockholders (as reported in ARC’s SEC Filings) plus interest expense, net, income tax provision, depreciation and amortization, stock-based compensation, and transaction expenses. Net income attributable to ARC stockholders reflects reduction for income/(loss) associated with noncontrolling interest, which has not been added back to Adjusted EBITDA given the non-material impact.

(3)	Adjusted EBITDA margin is a non-GAAP financial measure, calculated as Adjusted EBITDA divided by total revenue.
(4)	Income before interest and taxes margin represents income before interest and taxes divided by total revenue.
(5)	Income before taxes margin represents income before taxes divided by total revenue.
~~(2)~~(6)	Effective tax rate of 29%.
(7)	Net income attributable to ARC stockholders margin represents net income attributable to ARC stockholders divided by total revenue.

10.	The disclosure under the heading entitled “Certain Unaudited Prospective Financial Information” is hereby amended and supplemented by adding the additional rows to table below on page 62, as follows:

The June Projections are set forth below:

	Fiscal 2024 ($ in millions)	Fiscal 2025 ($ in millions)	Fiscal 2026 ($ in millions)	Fiscal 2027 ($ in millions)	Fiscal 2028 ($ in millions)	Fiscal 2029 ($ in millions)
Total Net Revenue	$285	$286	$289	$291	$293	$294
% YoY Growth	1.2%	(0.5%)	0.9%	0.7%	0.7%	0.5%
Gross Profit	$94	$94	$95	$95	$96	$97
% Margin(1)	33.0%	32.7%	32.8%	32.8%	32.8%	32.8%
Adjusted EBITDA~~(1)~~(2)	$36	$35	$36	$36	$36	$36
% Margin(3)	12.6%	12.2%	12.3%	12.3%	12.3%	12.3%
(-)Depreciation and Amortization	$(16)	$(16)	$(16)	$(16)	$(16)	$(16)
(-) Stock-Based Compensation	$(3)	$(3)	$(3)	$(3)	$(3)	$(3)
EBIT	$17	$16	$17	$17	$17	$17
% Margin	12.9%	12.2%	12.3%	12.3%	12.3%	12.3%
(-) Taxes at Effective Rate~~(2)~~(4)	$(5)	$(5)	$(5)	$(5)	$(5)	$(5)
Net Operating Profit After Tax~~(2)~~(4)~~(3)~~(5)	$12	$12	$12	$12	$12	$12
(+) Depreciation and Amortization	$16	$16	$16	$16	$16	$16
(-) Capital Expenditures	$(11)	$(9)	$(9)	$(9)	$(9)	$(9)
(-) Pro Forma Additional Capitalized Leases	$(7)	$(8)	$(8)	$(8)	$(8)	$(8)
(-) Increase / Decrease in Net Working Capital	$1	$1	$0	$0	$0	$0
Unlevered Free Cash Flow~~(2)~~(4)~~(4)~~(6)	$11	$11	$11	$11	$11	$11

(1)	Gross margin represents gross profit divided by total revenue.
~~(1)~~(2)
Adjusted EBITDA is a non-GAAP financial measure calculated as net income attributable to ARC stockholders (as reported in ARC’s SEC Filings) plus interest expense, income tax provision, depreciation and amortization, stock-based compensation, and transaction expenses. Net income attributable to ARC stockholders reflects reduction for income/(loss) associated with noncontrolling interest, which has not been added back to Adjusted EBITDA given the non-material impact.

(3)
Adjusted EBITDA margin is a non-GAAP financial measure, calculated as Adjusted EBITDA divided by total revenue and was used by William Blair based on information prepared by AlixPartners with the assistance and significant input from management (excluding Mr. Suriyakumar) and reviewed and approved by the Special Committee for purposes of William Blair’s discounted cash flow analysis described in the section of this proxy statement captioned “Special Factors―Opinion of the Special Committee’s Financial Advisor.”

~~(2)~~(4)	Effective tax rate of 29% per management.
~~(3)~~(5)
Net Operating Profit after Tax is a non-GAAP financial measure, is defined as Adjusted EBITDA less stock-based compensation, depreciation and amortization, and income taxes and was used by William Blair based on information prepared by AlixPartners with the assistance and significant input from management (excluding Mr. Suriyakumar) and reviewed and approved by the Special Committee for purposes of William Blair’s discounted cash flow analyses described in the section of this proxy statement captioned “Special Factors―Opinion of the Special Committee’s Financial Advisor.”

~~(4)~~(6)
Unlevered Free Cash Flow is a non-GAAP financial measure, calculated as Net Operating Profit after Tax plus depreciation and amortization, less capital expenditures, pro forma additional capitalized leases and increase / (decrease) in working capital and was used by William Blair based on information prepared by AlixPartners with assistance and significant input from management (excluding Mr. Suriyakumar) and reviewed and approved by the Special Committee for purposes of William Blair’s discounted cash flow analyses described in the section of this proxy statement captioned “Special Factors―Opinion of the Special Committee’s Financial Advisor.”

11.	The disclosure under the heading entitled “Certain Unaudited Prospective Financial Information” is hereby amended and supplemented by adding the additional rows to table below on page 63, as follows:

The August Projections are set forth below:
	Fiscal 2024 ($ in millions)	Fiscal 2025 ($ in millions)	Fiscal 2026 ($ in millions)	Fiscal 2027 ($ in millions)	Fiscal 2028 ($ in millions)	Fiscal 2029 ($ in millions)
Total Net Revenue	$288	$286	$289	$291	$293	$294
% YoY Growth	2.3%	(0.5%)	0.9%	0.7%	0.7%	0.5%
Gross Profit	$97	$94	$95	$95	$96	$97
% Margin(1)	33.6%	32.7%	32.8%	32.8%	32.8%	32.8%
Adjusted EBITDA~~(1)~~(2)	$37	$35	$36	$36	$36	$36
% Margin(3)	12.9%	12.2%	12.3%	12.3%	12.3%	12.3%
(-)Depreciation and Amortization	$(16)	$(16)	$(16)	$(16)	$(16)	$(16)
(-) Stock-Based Compensation	$(3)	$(3)	$(3)	$(3)	$(3)	$(3)
EBIT	$18	$16	$17	$17	$17	$17
% Margin	12.9%	12.2%	12.3%	12.3%	12.3%	12.3%
(-) Taxes at Effective Rate~~(2)~~(4)	$(5)	$(5)	$(5)	$(5)	$(5)	$(5)
Net Operating Profit After Tax~~(2)~~(4)~~(3)~~(5)	$13	$12	$12	$12	$12	$12
(+) Depreciation and Amortization	$16	$16	$16	$16	$16	$16
(-) Capital Expenditures	$(13)	$(9)	$(9)	$(9)	$(9)	$(9)
(-) Pro Forma Additional Capitalized Leases	$(6)	$(8)	$(8)	$(8)	$(8)	$(8)
(-) Increase / Decrease in Net Working Capital	$1	$1	$0	$0	$0	$0
Unlevered Free Cash Flow~~(2)~~(4)~~(4)~~(6)	$12	$11	$11	$11	$11	$11

(1)	Gross margin represents gross profit divided by total revenue.
~~(1)~~(2)
Adjusted EBITDA is a non-GAAP financial measure calculated as net income attributable to the ARC stockholders (as reported in ARC’s SEC Filings) plus interest expense, income tax provision, depreciation and amortization, stock-based compensation, and transaction expenses. Net income attributable to ARC stockholders reflects reduction for income/(loss) associated with noncontrolling interest, which has not been added back to Adjusted EBITDA given the non-material impact.

(3)
Adjusted EBITDA margin is a non-GAAP financial measure, calculated as Adjusted EBITDA divided by total revenue and was used by William Blair based on information prepared by AlixPartners with the assistance and significant input from management (excluding Mr. Suriyakumar) and reviewed and approved by the Special Committee for purposes of William Blair’s discounted cash flow analysis described in the section of this proxy statement captioned “Special Factors―Opinion of the Special Committee’s Financial Advisor.”

~~(2)~~(4)	Effective tax rate of 29% per management.
~~(3)~~(5)
Net Operating Profit after Tax is a non-GAAP financial measure, calculated as Adjusted EBITDA less stock-based compensation, depreciation and amortization, and income taxes and was used by William Blair based on information prepare by AlixPartners with assistance and significant input from management (excluding Mr. Suriyakumar) and reviewed and approved by the Special Committee for purposes of William Blair’s discounted cash flow analyses described in the section of this proxy statement captioned “Special Factors―Opinion of the Special Committee’s Financial Advisor.”

~~(4)~~(6)
Unlevered Free Cash Flow is a non-GAAP financial measure, calculated as Net Operating Profit after Tax plus depreciation and amortization, less capital expenditures, pro forma additional capitalized leases and increase / (decrease) in working capital and was used by William Blair based on information prepared by AlixPartners with assistance and significant input from management (excluding Mr. Suriyakumar) and reviewed and approved by the Special Committee for purposes of William Blair’s discounted cash flow analyses described in the section of this proxy statement captioned “Special Factors―Opinion of the Special Committee’s Financial Advisor.”

12.
The disclosure under the heading entitled “Certain Unaudited Prospective Financial Information” is hereby amended and supplemented by adding the text below to the first full paragraph on page 64, as follows:

The Projections include Adjusted EBITDA and Adjusted EBITDA Margin, which ~~is a~~ are non-GAAP financial measures. Such measures ~~was~~were included in the Projections because ~~it~~they may be useful in evaluating, on a prospective basis, the potential operating performance of the Company. Adjusted EBITDA and Adjusted EBITDA Margin ~~is~~are not ~~a~~ recognized measures under GAAP, and the presentation of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly titled measures of other companies, including due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. The Company uses Adjusted EBITDA and Adjusted EBITDA Margin to measure and compare the performance of its operating divisions. The Company’s operating divisions’ financial performance includes all of the operating activities except debt and taxation which are managed at the corporate level for U.S. operating divisions. The Company uses Adjusted EBITDA and Adjusted EBITDA Margin to compare the performance of its operating divisions and to measure performance for determining consolidated-level compensation. Adjusted EBITDA and Adjusted EBITDA Margin ~~has~~have limitations as ~~an~~ analytical tools, and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. Financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction, such as the Projections, are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, the Projections are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Special Committee, AlixPartners, William Blair, Parent or the potential proposed bidders referenced above. Accordingly, no reconciliation of the financial measures included in the Projections is provided in this proxy statement.

13.
The disclosure under the heading “Special Factors” is hereby amended by amending and restating the section “Litigation Relating to the Merger” that begins on Page 77 of the Definitive Proxy Statement, as follows:

Litigation Relating to the Merger

~~As of the date of this proxy statement, there are no pending lawsuits challenging the Merger. However, potential plaintiffs may file lawsuits challenging the Merger and the outcome of any future litigation is uncertain.~~

~~Such litigation, if not resolved, could prevent or delay consummation of the Merger and result in substantial costs to ARC, including any costs associated with the indemnification of directors and officers. One of the conditions to the consummation of the Merger is that no applicable law or order issued by a governmental authority or other legal restraint which is then in effect that renders illegal or enjoins the consummation of the Merger whether on a preliminary or permanent basis. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the Merger on the agreed-upon terms, then such injunction may prevent the Merger from being consummated, or from being consummated within the expected time frame.~~

On October 31, 2024, an action captioned Catherine Coffman v. ARC Document Solutions, Inc. et al., Case No. 655788/2024 and an action captioned Susan Finger v. ARC Document Solutions, Inc. et al., Case No. 655791/2024 were filed in the Supreme Court of the State of New York. The lawsuits allege, among other things, that the definitive proxy statement filed by ARC on October 16, 2024, misrepresents and/or omits certain purportedly material information in violation of New York state common law.  The Complaints also seek to enjoin the transaction, rescind the transaction should it be consummated or an award of damages if the transaction is consummated, and an award of fees and expenses.

Additionally, attorneys representing several purported stockholders of ARC have sent demand letters to ARC alleging similar insufficiencies in the preliminary proxy statement filed by ARC on September 11, 2024, and the definitive proxy statement filed by ARC on October 16, 2024. ARC has also received two demands under Section 220 of the DGCL requesting certain books and records of ARC relating to the Merger.

It is possible that additional complaints may be filed, and that additional demand letters may be received by ARC in connection with the Merger, and the outcome of any current or future litigation is uncertain.

Cautionary Note Regarding Forward-Looking Statements

This communication contains “forward-looking statements” that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included or referenced in this communication that address activities, events or developments which we expect will or may occur in the future are forward-looking statements, including statements regarding the ability of the parties to satisfy the conditions precedent and consummate the proposed Merger, the timing of consummation of the proposed Merger, the Complaints and Legal Materials and the ability of the parties to secure any required stockholder approval in a timely manner or on the terms desired or anticipated. You can generally identify these statements and other forward-looking statements in this document by words such as “may,” “will,” “should,” “can,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “plan,” “assume,” “believe,” “forecast,” “look,” “build,” “focus,” “create,” “work,” “continue,” “target,” “poised,” “advance,” “drive,” “aim,” “forecast,” “approach,” “seek,” “schedule,” “position,” “pursue,” “progress,” “budget,” “outlook,” “trend,” “guidance,” “commit,” “on track,” “objective,” “goal,” “strategy,” “opportunity,” “ambitions,” “aspire” and similar expressions, and variations or negative of such terms or other variations thereof. Words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of ARC, that could cause actual results to differ materially from those expressed in such forward-looking statements. Key factors that could cause actual results to differ materially include, but are not limited to, the expected timing and likelihood of completion of the merger, including the timing, receipt and terms and conditions of any required governmental approvals of the merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the possibility that ARC’s stockholders may not approve the merger; the risk that the parties may not be able to satisfy the conditions to the merger in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the merger; the risk that any announcements relating to the merger could have adverse effects on the market price of the ARC’s common stock; the risk that the merger and its announcement could have an adverse effect on the parties’ business relationships and business generally, including the ability of ARC to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers, and on their operating results and businesses generally; the risk of unforeseen or unknown liabilities; customer, shareholder, regulatory and other stakeholder approvals and support; the risk of unexpected future capital expenditures; the risk of potential litigation relating to the merger that could be instituted against ARC or its directors and/or officers; the risk associated with third-party contracts containing material consent, anti-assignment, transfer or other provisions that may be related to the merger which are not waived or otherwise satisfactorily resolved; the risk of ARC’s ability to access short- and long-term debt markets on a timely and affordable basis; the risk of various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, pandemic conditions, cybersecurity attacks, security threats and governmental response to them, and technological changes; the risks of labor disputes, changes in labor costs and labor difficulties; the risks resulting from other effects of industry, market, economic, legal or legislative, political or regulatory conditions, and other risks and factors that may be difficult to predict and beyond ARC’s control, including those detailed in ARC’s Annual Report on Form 10-K for the year ended December 31, 2023, Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and subsequent Current Reports on Form 8-K that are available on ARC’s website at https://ir.e-arc.com and on the website of the Securities and Exchange Commission (“SEC”) at http://www.sec.gov. ARC’s forward-looking statements are based on assumptions that ARC believes to be reasonable but that may not prove to be accurate. Other unpredictable events or factors not discussed in this communication could also have material adverse effects on forward-looking statements. ARC does not assume an obligation to update any forward-looking statements, except as required by applicable law. These forward-looking statements speak only as of the date they are made.

Additional Information and Where to Find It

In connection with the proposed merger, ARC has filed with the SEC a definitive proxy statement (the “Definitive Proxy Statement”) that has been sent to the stockholders of ARC seeking their approval of the merger agreement and the transactions contemplated thereby, including the merger (the “Transactions”). ARC and its affiliates have jointly filed a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”). ARC may also file other documents with the SEC regarding the Transactions. This communication is not a substitute for the Definitive Proxy Statement, the Schedule 13E-3 or any other document which ARC may file with the SEC.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE SCHEDULE 13E-3, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE THEREIN AND ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING ARC, THE TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain free copies of these documents, including the Definitive Proxy Statement, the Schedule 13E-3, and other documents filed with the SEC by ARC through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by ARC will be made available free of charge by accessing ARC’s website at https://ir.e-arc.com/overview/default.aspx.

Participants in the Solicitation

ARC and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of ARC in connection with the Transaction under the rules of the SEC. Information about the interests of the directors and executive officers of ARC and other persons who may be deemed to be participants in the solicitation of stockholders of ARC in connection with the Transaction and a description of their direct and indirect interests, by security holdings or otherwise, are included in the sections entitled “Special Factors – Interests of Executive Officers and Directors of ARC in the Merger,” “Other Important Information Regarding ARC – Directors and Executive Officers of ARC,” and “Other Important Information Regarding ARC – Security Ownership of Certain Beneficial Owners and Management” included in the Definitive Proxy Statement related to the Transaction, as filed with the SEC on October 16, 2024.

Information about the directors and executive officers of ARC, their ownership of ARC common stock, and ARC’s transactions with related persons is set forth the sections entitled “Nominees for Director,” “Executive Officers,” Corporate Governance Profile,” “Executive Compensation,” “Beneficial Ownership of Voting Securities” and “Certain Relationships and Related Transactions” in ARC’s definitive proxy statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on March 28, 2024.